                                                    EXHIBIT 23.1(v)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we hereby consent to the incorporation by reference in this Form S-8 of our report dated March 22, 1996 on the financial statements of State Line Tack, Inc. (the Company) as of December 31, 1994 and 1995, and for the three year period ended December 31, 1995 included in PETsMART, Inc.'s Form 10 K filed on April 28, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                            /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 11, 1997